Exhibit 99.1

VAREX ANNOUNCES FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2020

SALT LAKE CITY, November 17, 2020 – Varex Imaging Corporation (Nasdaq: VREX) today announced its unaudited financial results for the fourth quarter and fiscal year 2020.

4QFY20 Summary
•Revenues were $170 million
•GAAP gross margin was 27% | non-GAAP gross margin* was 28%
•GAAP operating expense was $58 million | non-GAAP operating expense* was $48 million
•GAAP operating margin was (8%) | non-GAAP operating margin* was 0%
•GAAP net loss was $0.66 per diluted share | non-GAAP net loss* was $0.04 per diluted share

FY20 Summary
•Revenues were $738 million
•GAAP gross margin was 26% | non-GAAP gross margin* was 30%
•GAAP operating expense was $224 million | non-GAAP operating expense* was $197 million
•GAAP operating margin was (5%) | non-GAAP operating margin* was 3%
•GAAP net loss was $1.47 per diluted share | non-GAAP net earnings* were $0.08 per diluted share

“Revenues for the fourth quarter of fiscal year 2020 exceeded expectations and were comparable to the third quarter of fiscal year 2020. Strong sales of our CT tubes were partially offset by continued decline in sales for other medical and industrial products,” said Sunny Sanyal, Chief Executive Officer of Varex. “Gross margin for the quarter improved sequentially from the third quarter due to a slight improvement in product mix and the start of cost reduction actions implemented late in the third quarter and during the fourth quarter,” Sanyal added.

“Our fourth quarter financial results indicate that the impact of COVID on our business has started to stabilize, while the timing and pace of sales recovery continues to remain uncertain. Nonetheless, we expect to see increasing benefit from the closure of our Santa Clara facility and other cost reduction actions on our profitability over the next two quarters,” Sanyal added.

Capital Structure & Balance Sheet

The profile of Varex’s capital structure has changed over the past two quarters. As previously announced, during the fourth quarter of fiscal year 2020, Varex completed a private offering of $300 million of 7.875% senior secured notes due in 2027. Varex also entered into an asset-based revolving credit facility of up to $100 million, which currently remains undrawn.

During the fourth quarter of fiscal year 2020, Varex resolved the substantial doubt about its ability to continue as a going concern by fully paying off its prior credit facility with net proceeds from the notes transaction. The remaining net proceeds from the notes offering were added to Varex’s cash balance and are expected to be used for general corporate purposes.

In addition, during the third quarter of fiscal year 2020, Varex completed a private offering of $200 million of 4.00% convertible senior notes due in 2025. In connection with that transaction, the company entered into bond hedge and warrant transactions designed to offset the effect of potential dilution up to a 50% premium above the closing stock price prior to the pricing of the convertible notes.

At the end of fiscal year 2020, total gross debt was $511 million, of which $455 million was recorded on the balance sheet. Cash and cash equivalents were $101 million. While Varex ended the fiscal year with a higher level of debt, the company put in place a more flexible capital structure and increased its liquidity.

Outlook: First Quarter Fiscal Year 2021
The following guidance is provided for the first quarter of fiscal year 2021:

•Revenue is expected to be between $160 million and $180 million
•Non-GAAP earnings per diluted share is expected to be between ($0.15) and $0.10

Guidance for the company's net earnings per diluted share is provided on a non-GAAP basis only. This non-GAAP financial measure is forward-looking, and the company is unable to provide a meaningful or accurate GAAP forecast of net earnings per diluted share without unreasonable effort due to the uncertainty of amounts and timing of unusual items, such as restructuring costs.

Non-GAAP Financial Measures
*Please refer to "Reconciliation between GAAP and non-GAAP Financial Measures" below for a reconciliation of non-GAAP items to the comparable GAAP measures.

Conference Call Information
Varex will conduct its earnings conference call for the fourth quarter and fiscal year 2020 today at 3:00 p.m. Mountain Time. The conference call will be webcast live and can be accessed at Varex’s website at investors.vareximaging.com. Access will also be available by dialing 1-877-524-8416 from anywhere in the U.S. or by dialing 1-412-902-1028 from non-U.S. locations. The webcast of this call will be archived on Varex’s website and a replay of the call will be available from today through December 1st at 1-877-660-6853 from anywhere in the U.S. or 1-201-612-7415 from non-U.S. locations. The replay access code is 13712445.

About Varex
Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems. With a 70+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate Varex’s X-ray sources, digital detectors, connecting devices and imaging software in their systems to detect, diagnose, protect and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,000 people located in North America, Europe, and Asia. For more information visit vareximaging.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements concerning unaudited financial results; the impact of COVID-19 on Varex’s business; benefits of current and future restructurings and other cost reduction actions; changes to our debt structure; industry or market outlook; customer demand; potential impact of tariffs, revenues, product volumes, or other expected future financial results or performance; and any statements using the terms “believe,” “expect,” “intend,” “outlook,” “future,” “anticipate,” “will,” “could,” “estimate,” “guidance,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause Varex’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. Such risks and uncertainties include the severity and duration of the COVID-19 pandemic and its impact on both the global economy and the Varex’s business; our ability to maintain compliance with our financial covenants; supply chain and labor disruptions due to COVID-19, natural disasters or otherwise; shifts in product mix; not receiving the intended benefit of current or future restructurings or cost reduction actions; the continued impact of tariffs or a global trade war on Varex’s products and customer purchasing patterns; our ability to obtain the intended benefits and synergies of acquisitions and facility consolidations; global economic conditions; demand for and delays in delivery of products of Varex or its customers; litigation costs; Varex’s ability to develop, commercialize and deploy new products; the impact of reduced or limited demand by purchasers of certain X-ray products; the impact of competitive products and pricing; the ability to remediate material weaknesses in internal control; and the other risks listed from time to time in our filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. Any forward-looking statements made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Varex assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varex has not filed its Form 10-K for fiscal year 2020. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time Varex files the Form 10-K.

# # #

For Information Contact:
Howard Goldman
Director of Investor & Public Relations
Varex Imaging Corporation
801.978.5274 | howard.goldman@vareximaging.com

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except for per share amounts)	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Revenues, net:
Medical	135.9	152.4	584.5	596.8
Industrial	34.1	50.0	153.8	183.8
Total revenues	170.0	202.4	738.3	780.6
Gross profit:
Medical	31.2	53.5	136.4	188.9
Industrial	14.0	18.1	53.8	67.8
Total gross profit	45.2	71.6	190.2	256.7
Operating Expenses:
Research and development	17.3	19.6	78.9	78.1
Selling, general and administrative	40.7	35.8	142.2	128.1
Impairment of intangible assets	0.1	—	2.8	4.8
Total operating expenses	58.1	55.4	223.9	211.0
Operating (loss) earnings:	(12.9)	16.2	(33.7)	45.7
Interest income	—	—	0.1	0.1
Interest expense	(14.5)	(5.4)	(31.4)	(21.1)
Other expense, net	(2.3)	(0.6)	(6.8)	(3.2)
Interest and other expense, net	(16.8)	(6.0)	(38.1)	(24.2)
(Loss) earnings before taxes	(29.7)	10.2	(71.8)	21.5
Taxes (benefit) on earnings	(4.3)	2.0	(15.2)	5.7
Net (loss) earnings	(25.4)	8.2	(56.6)	15.8
Less: Net earnings attributable to noncontrolling interests	0.2	0.1	0.5	0.3
Net (loss) earnings attributable to Varex	$(25.6)	$8.1	$(57.1)	$15.5
(Loss) earnings per common share attributable to Varex
Basic	$(0.66)	$0.21	$(1.47)	$0.41
Diluted	$(0.66)	$0.21	$(1.47)	$0.40
Weighted average common shares outstanding
Basic	39.1	38.4	38.8	38.2
Diluted	39.1	38.9	38.8	38.6

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except share amounts)	October 2, 2020	September 27, 2019
Assets
Current assets:
Cash and cash equivalents	$100.6	$29.9
Accounts receivable, net	123.8	141.0
Inventories, net	271.9	248.2
Prepaid expenses and other current assets	25.7	19.3
Total current assets	$522.0	$438.4
Property, plant and equipment, net	145.2	142.3
Goodwill	293.1	290.8
Intangibles assets, net	67.5	86.3
Investments in privately-held companies	51.3	53.6
Deferred tax assets	0.5	—
Operating lease assets	27.7	—
Other assets	32.2	27.5
Total assets	$1,139.5	$1,038.9
Liabilities, redeemable noncontrolling interests and equity
Current liabilities:
Accounts payable	$72.9	$58.2
Accrued liabilities	70.5	75.7
Current operating lease liabilities	6.1	—
Current maturities of long-term debt	2.5	30.7
Deferred revenues	8.6	10.5
Total current liabilities	$160.6	$175.1
Long-term debt, net	452.8	364.4
Deferred tax liabilities	2.3	8.2
Operating lease liabilities	23.1	0.0
Other long-term liabilities	34.9	32.5
Total liabilities	$673.7	$580.2

Redeemable noncontrolling interests	—	10.5
Stockholders' equity:
Preferred stock, $.01 par value: 20,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value: 150,000,000 shares authorized
Shares issued and outstanding: 39,059,094 and 38,371,305 at October 2, 2020 and September 27, 2019, respectively	0.4	0.4
Additional paid-in capital	434.4	371.8
Accumulated other comprehensive loss	—	(1.7)
Retained earnings	16.9	74.4
Total Varex stockholders' equity	$451.7	$444.9
Noncontrolling interests	14.1	3.3
Total stockholders' equity	$465.8	$448.2
Total liabilities, redeemable noncontrolling interests and equity	$1,139.5	$1,038.9

VAREX IMAGING CORPORATION
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
GROSS PROFIT RECONCILIATION
Revenues	$170.0	$202.4	$738.3	$780.6
Gross margin	$45.2	$71.6	$190.2	$256.7
Amortization of intangible assets	2.2	2.3	9.1	8.3
Restructuring charges	0.7	0.4	4.2	7.9
Other non-operational costs	(0.8)	—	17.7	—
Purchase price accounting adjustments	—	0.9	0.3	1.5
Non-GAAP gross profit	$47.3	$75.2	$221.5	$274.4
Gross margin %	26.6%	35.4%	25.8%	32.9%
Non-GAAP gross margin %	27.8%	37.2%	30.0%	35.2%

OPERATING EXPENSE RECONCILIATION
Operating expense	$58.1	$55.4	$223.9	$211.0
Amortization of intangible assets	2.0	2.1	8.2	7.5
Separation and related costs	—	0.7	2.5	2.9
Restructuring charges	6.7	4.2	9.3	6.3
Acquisition and integration related costs	0.6	0.2	2.6	1.7
Intangible impairment charges	—	—	2.7	4.8
Other non-operational costs	0.8	0.1	1.3	1.6
Non-GAAP operating expense	$48.0	$48.1	$197.3	$186.2

OPERATING (LOSS) EARNINGS RECONCILIATION
Operating (loss) earnings	$(12.9)	$16.2	$(33.7)	$45.7
Amortization of intangible assets (includes amortization impacts to cost of revenues)	4.2	4.4	17.3	15.8
Purchase price accounting adjustments (includes purchase price accounting impacts to cost of revenues)	—	0.9	0.3	1.5
Separation and related costs	—	0.7	2.5	2.9
Restructuring charges (includes restructuring impact to cost of revenues)	7.4	4.6	13.5	14.2
Acquisition and integration related costs	0.6	0.2	2.6	1.7
Intangible impairment charges	—	—	2.7	4.8
Other non-operational costs (includes other non-operational impacts to cost of revenues)	—	0.1	19.0	1.6
Total operating earnings adjustments	$12.2	$10.9	$57.9	$42.5
Non-GAAP operating earnings	$(0.7)	$27.1	$24.2	$88.2
Operating (loss) earnings margin	(7.6)%	8.0%	(4.6)%	5.9%
Non-GAAP operating earnings margin	(0.4)%	13.4%	3.3%	11.3%

VAREX IMAGING CORPORATION RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
NET (LOSS) EARNINGS BEFORE TAXES RECONCILIATION
Net (loss) earnings before taxes	$(29.7)	$10.2	$(71.8)	$21.5
Total operating earnings adjustments	12.2	10.9	57.9	42.5
Convertible notes non-cash interest expense	2.0	—	2.5	—
Acquisition related (benefit) costs	—	(0.5)	(0.8)	0.3
Investment impairment charges	—	—	2.7	—
Other non-operational costs	6.6	—	6.6	—
Total earnings before taxes adjustments	$20.8	$10.4	$68.9	$42.8
Non-GAAP (loss) earnings before taxes	$(8.9)	$20.6	$(2.9)	$64.3

NET (LOSS) EARNINGS AND (LOSS) EARNINGS PER DILUTED SHARE RECONCILIATION
Net (loss) earnings attributable to Varex	$(25.6)	$8.1	$(57.1)	$15.5
Total earnings before taxes adjustments	20.8	10.4	68.9	42.8
Estimated annual effective tax rate	14.9%	(18.3)%	(12.9)%	(22.0)%
Tax effects of operating earnings adjustments	3.1	(1.9)	(8.9)	(9.4)
Non-operational tax adjustments	—	1.5		1.5
Non-GAAP net (loss) earnings	$(1.7)	$18.1	$2.9	$50.4
(Loss) earnings per diluted share	$(0.66)	$0.21	$(1.47)	$0.40
Non-GAAP (loss) earnings per diluted share	$(0.04)	$0.47	$0.08	$1.31
Dilutive shares	39.1	38.9	38.8	38.6
Non-GAAP dilutive shares	39.1	38.9	38.9	38.6

Discussion of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. These measures include: non-GAAP gross margin; non-GAAP operating earnings; non-GAAP operating earnings margin; non-GAAP net earnings; and non-GAAP net earnings per diluted share. We are providing a reconciliation above of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We are unable to provide without unreasonable effort a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, and forecasting and planning for future periods. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business by excluding unusual and one-time costs. We believe that disclosing non-GAAP financial measures provides useful supplemental data that allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Non-GAAP measures include the following items:
Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Purchase price accounting charges to cost of revenues: We may incur charges to cost of revenues as a result of acquisitions. We believe that excluding these charges allows the users of our financial statements to better understand the historic and current cost of our products, our gross margin, and also facilitates comparisons to peer companies.

Separation and related costs: We separated from Varian Medical Systems on January 28, 2017 and incurred non-operational expenses associated with the separation. We believe that excluding separation costs allows the users of our financial statements to better understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Restructuring charges: We incur restructuring charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Acquisition and integration related costs: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in fair value of acquisition related hedges, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. We also incur expenses or benefits with respect to certain items associated with our acquisitions, such as integration costs relating to acquisitions for any costs incurred prior to closing and up to 12 months after the closing date of the acquisition.

Impairment charges: We may incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business and such charges may limit the comparability of our on-going operations with prior and future periods.

Other non-operational costs: Certain items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s ongoing business operations. These may include such items as non-ordinary course litigation, legal settlements, inventory write-downs for discontinued products, extinguishment of debt and hedge costs, environmental settlements, governmental settlements including tax settlements, and other items of similar nature.

Convertible notes non-cash interest expense: We issued convertible notes in June 2020 at a discount related to the conversion feature of the notes and capitalized certain costs related to the issuance of these notes. The discount and capitalized issuance costs are amortized into interest expense over the term of the convertible notes. The amortization recognized for the convertible notes will be greater than the cash interest payments for the notes. We believe that excluding the convertible notes non-cash interest expense allows the users of our financial statements to better understand the historic and current results of our operations. This also facilitates comparisons to peer companies.

Non-operational tax adjustments: Certain tax items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s normal business operations, including the enactment of the Tax Cuts and Jobs Act in December 2017. These may include such items as the retroactive impact of significant changes in tax laws, including changes to statutory tax rates and one-time tax charges.

Tax effects of operating earnings adjustments: We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures as our historical annual consolidated effective tax rate has remained fairly consistent and is expected to remain consistent for the foreseeable future. This application of our effective tax rate excludes any discrete items, as defined in the guidance for accounting for income taxes in interim periods, such as those related to tax reform or any other non-operational tax adjustments.